EXHIBIT 10(CC)

      RIDER #1 TO LEASE DATED NOVEMBER 5, 1996 BY AND BETWEEN TOLLAND ENTERPRISES, OF 183 PRESTIGE PARK ROAD, EAST HARTFORD, CONNECTICUT 06108 ("LANDLORD") AND FARMSTEAD TELEPHONE GROUP, INC., HAVING A MAILING ADDRESS AT 22 PRESTIGE PARK CIRCLE, EAST HARTFORD, CONNECTICUT 06108 ("TENANT"), ATTACHED AS OF MAY 27, 1999.

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      WHEREAS, Landlord and the Tenant entered into a Lease dated November
5, 1996 (the "Lease") with respect to the Tenant's present premises (the "Premises") at 22 Prestige Park Circle, East Hartford, CT 06108: and

      WHEREAS, for valuable consideration the receipt and sufficiency of which the Parties hereby acknowledge, the Parties desire to attach thereto a RIDER #1 whereby a space defined herein shall be added to said Lease on the terms specified herein and in the Lease.

      1. The premises in the Lease shall be increased by 15,137 square feet ("Rider #1 Space") as shown on Exhibit A-1 attached hereto-adding 672 Tolland Street, East Hartford, CT, for the period August 19, 1999 or upon delivery to December 31, 2004 (the Rider #1 Space Period").

      2. The minimum rent for the Rider #1 Space shall be at the annual rate as follows commencing upon delivery.

                 $4.47 PSF;    $5,638.53 Month;    $67,662.39 Year

      3. The Tenant's proportionate share for the Rider #1 Space shall be:

                 Real Estate Taxes:     27.45%
                 Snowplowing:           35.26%
                 CAM:                  100.00%
                 Insurance:            100.00%

      4. The Security Deposit specified in Section 1.2 of the Lease shall be increased by the sum of "$2,500.00" to be paid upon execution hereof.

      5. The Rider #1 Space will be delivered to and taken by Tenant in its "as is" condition, except as specified on Exhibit B attached hereto. Landlord shall perform improvements as specified on Exhibit B for the Rider #1 Space at the Tenant's request in the amount of $62,875.00 of which $31,025.00 will be Tenant's maximum cost amortized over the initial Term of the Lease for the Premises covered by this Rider #1 at an interest rate of eight and one half percent (8.50%).

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      6.   Provided the Tenant has performed all its obligations hereunder or cured any default and is not in default; Tenant shall have one (1) option to extend the Term for the Premises covered by this Rider #1 for a further period of three (3) years and no months provided however, that Tenant shall give Landlord notice of its intention to extend not less than six (6) months prior to the expiration of the original Term of this Lease. Said notice shall be effective only if given in the timely manner described (time being of the essence in relation to said notice) and provided Tenant is not in default under the Lease on the date of the notice nor on the date the original Term of the Lease is scheduled to expire. Such extended term shall be subject to all of the agreements, covenants and conditions set forth in this Lease except for further Options to Extend, as to which there shall be one. The rental rate for the extended term shall be $4.47 per SF NNN, $67,662.39 per year, $5,638.53 per month.

      7. Provided the Tenant has performed all its obligations hereunder or cured any default and is not in default and further provided Tenant has validly exercised its First Option to extend, Tenant shall have one (1) option to extend the term for the Premises covered by this Rider #1 for a further period of three (3) years and no months provided, however, that Tenant shall give Landlord written notice of its intention to extend not less than six (6) months prior to the Expiration of the original term of this Lease as extended by the First Option to Extend. Said notice shall be effective only if given in the timely manner described (time being of the essence in relation to said notice) and provided Tenant is not in default under the Lease on the date of the notice nor on the date the original term of the Lease is scheduled to expire as extended by the First Option to Extend. Such extended term shall be subject to all of the agreements, covenants and conditions set forth in this Lease except for (i) the Minimum Rent payable pursuant to Article III hereof which shall be as set forth hereinafter, and except for (ii) further Options to Extend, as to which there shall be none. It is agreed and understood that the annual Minimum Rent for the extended period shall be equal to $4.74 per SF NNN, $71,749.38 per year, $5,979.12 per month, as of the commencement date of the extended term hereof.

      Submission of this instrument for examination or signature is without prejudice and does not constitute a reservation or option and it is not effective until execution and delivery by both Landlord and Tenant.

      THIS document contains all of the agreements of the Parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matters.

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      IN WITNESS WHEREOF, the parties hereto have set their hands and seals in three counterpart copies, each of which counterpart copy shall be deemed an original for all purposes, as of the date and year first written above.


WITNESS:                               LANDLORD:
                                       TOLLAND ENTERPRISES,
                                       a Connecticut general partnership


_________________________________      BY: ________________________________



                                       TENANT:

                                       FARMSTEAD TELEPHONE GROUP, INC.,
                                       a Delaware corporation




_________________________________      BY: ________________________________

                                       Taxpayer ID No. ____________________

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